EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                 MARCH 26, 1997

                                  BY AND AMONG

                    FIRSTCITY FINANCIAL CORPORATION (PARENT)

                       HFGI ACQUISITION CORP. (MERGER SUB)

                                       AND

                     HARBOR FINANCIAL GROUP, INC. (COMPANY)





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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS
                                                                                                                            PAGE

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ARTICLE I.              DEFINITIONS..........................................................................................  1

ARTICLE II.             THE MERGER...........................................................................................  5
            2.1         The Merger...........................................................................................  5
            2.2         Effective Time.......................................................................................  5
            2.3         Effects of the Merger................................................................................  5
            2.4         Conversion of Company Common Stock into Parent Common Stock..........................................  5
            2.5         Conversion of Merger Sub Common Stock................................................................  6
            2.6         Option Plans.........................................................................................  6
            2.7         Certificate of Incorporation.........................................................................  6
            2.8         Bylaws...............................................................................................  6
            2.9         Directors and Officers...............................................................................  6
            2.10        Fractional Shares....................................................................................  7

ARTICLE III.            EXCHANGE.............................................................................................  7
            3.1         Exchange of Certificates.............................................................................  7

ARTICLE IV.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................  8
            4.1         Corporate Organization...............................................................................  8
            4.2         Capitalization.......................................................................................  8
            4.3         Authority, No Violation..............................................................................  9
            4.4         Consents and Approvals...............................................................................  9
            4.5         Financial Statements................................................................................. 10
            4.6         Broker's Fees........................................................................................ 10
            4.7         Absence of Certain Changes or Events................................................................. 10
            4.8         Legal Proceedings.................................................................................... 11
            4.9         Taxes and Tax Returns................................................................................ 11
            4.10        Employees Benefit Plans, ERISA....................................................................... 12
            4.11        [Intentionally Omitted].............................................................................. 13
            4.12        [Intentionally Omitted].............................................................................. 13
            4.13        Compliance with Applicable Law....................................................................... 13
            4.14        Certain Contracts.................................................................................... 13
            4.15        Undisclosed Liabilities.............................................................................. 14
            4.16        [Intentionally Omitted].............................................................................. 14
            4.17        [Intentionally Omitted].............................................................................. 14
            4.18        Ownership of Property................................................................................ 14
            4.19        Insurance............................................................................................ 14
            4.20        Mortgage Banking Licenses and Qualifications......................................................... 14
            4.21        [Intentionally Omitted].............................................................................. 15
            4.22        Enforceability....................................................................................... 15
            4.23        [Intentionally Omitted].............................................................................. 15
            4.24        No Recourse.......................................................................................... 15
            4.25        Mortgage Servicing Agreements........................................................................ 16
            4.26        Compliance with Mortgage Banking Regulations......................................................... 16
            4.27        Custodial Accounts................................................................................... 17
            4.28        Inquiries............................................................................................ 18


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            4.29        Advances............................................................................................. 18
            4.30        Pool Certification................................................................................... 18
            4.31        Environmental Protection............................................................................. 19
            4.32        Intellectual Property................................................................................ 20
            4.33        Servicing Sales...................................................................................... 20
            4.34        [Intentionally Omitted].............................................................................. 20
            4.35        [Intentionally Omitted].............................................................................. 20
            4.36        [Intentionally Omitted].............................................................................. 20
            4.37        [Intentionally Omitted].............................................................................. 20
            4.38        Marketability of Mortgage Loans...................................................................... 20
            4.39        Labor and Employment Matters......................................................................... 20
            4.40        Questionable Transactions............................................................................ 21
            4.41        Affiliated Party Transactions........................................................................ 21
            4.42        Supplements and Amendments........................................................................... 21
            4.43        Disclosure in Disclosure Schedule.................................................................... 22

ARTICLE V.              REPRESENTATIONS AND WARRANTIES OF PARENT............................................................. 22
            5.1         Corporate Organization............................................................................... 22
            5.2         Authority; No Violation.............................................................................. 22
            5.3         Consents and Approvals............................................................................... 23
            5.4         Financial Statements................................................................................. 23
            5.5         SEC Reports.......................................................................................... 23
            5.6         Broker's Fees........................................................................................ 24

ARTICLE VI.             COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................ 24
            6.1         Covenants of the Company............................................................................. 24
            6.2         Covenants of Parent.................................................................................. 26

ARTICLE VII.            ADDITIONAL AGREEMENTS................................................................................ 27
            7.1         Regulatory Matters................................................................................... 27
            7.2         Access to Information................................................................................ 28
            7.3         Stockholder Meetings................................................................................. 29
            7.4         Legal Conditions to Merger........................................................................... 30
            7.5         Additional Agreements................................................................................ 30
            7.6         Advice of Changes.................................................................................... 30
            7.7         Indemnification...................................................................................... 31
            7.8         Letter of Accountants................................................................................ 31
            7.9         Accounting Matters................................................................................... 31

ARTICLE VIII.           CONDITIONS PRECEDENT................................................................................. 31
            8.1         Conditions to Each Party's Obligation to Effect the Merger........................................... 31
            8.2         Conditions to Obligations of Parent and Merger Sub................................................... 32
            8.3         Conditions to Obligations of the Company............................................................. 33

ARTICLE IX.             TERMINATION AND AMENDMENT............................................................................ 34
            9.1         Termination.......................................................................................... 34
            9.2         Effect of Termination.  ............................................................................. 35
            9.3         Amendment............................................................................................ 35
            9.4         Extension; Waiver.................................................................................... 35
            9.5         Termination Payment.................................................................................. 35

ARTICLE X.              GENERAL PROVISIONS................................................................................... 35


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            10.1        Closing.............................................................................................. 35
            10.2        Nonsurvival of Representations, Warranties and Agreements............................................ 36
            10.3        Expenses............................................................................................. 36
            10.4        Notices.............................................................................................. 36
            10.5        Interpretation....................................................................................... 36
            10.6        Counterparts......................................................................................... 37
            10.7        Entire Agreement..................................................................................... 37
            10.8        Governing Law........................................................................................ 37
            10.9        Enforcement of Agreement............................................................................. 37
            10.10       Severability......................................................................................... 37
            10.11       Publicity............................................................................................ 37
            10.12       Assignment; Third Party Beneficiaries................................................................ 37



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                          AGREEMENT AND PLAN OF MERGER


            This Agreement and Plan of Merger, dated as of March 26, 1997, by and among FirstCity Financial Corporation, a Delaware corporation ("Parent"), HFGI Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Harbor Financial Group, Inc., a Delaware corporation (the "Company").

            WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein (I) in which Merger Sub will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into the Company, and
(II) as a result of which the Company will become a direct wholly-owned subsidiary of Parent;

            WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling- of-interests";

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

            WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article I have the meanings assigned to them in this Article I and include the plural as well as the singular.

            "ADVANCES" has the meaning as defined in Section 4.29 hereof.

            "AVERAGE PRICE" has the meaning as defined in Section 2.10 hereof.

            "CLOSING" has the meaning as defined in Section 10.1 hereof.

            "CLOSING DATE" has the meaning as defined in Section 10.1 hereof.

            "CUSTODIAL ACCOUNTS" has the meaning as defined in Section 4.27 hereof.

            "DESIGNATED PROPERTY" has the meaning as defined in Section 4.31(d) hereof.

            "DGCL" has the meaning as defined in Section 2.1 hereof.

            "DISCLOSURE SCHEDULE" has the meaning as defined in Section 4.2(b) hereof.

            "DISSENTING SHARES" has the meaning as defined in Section 2.4(d) hereof.

            "EFFECTIVE TIME" has the meaning as defined in Section 2.2 hereof.



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            "ENCUMBRANCE" means any lien, pledge, security interest, claim, charge, easement, limitation, commitment, restriction or encumbrance of any kind or nature whatsoever.

            "ENVIRONMENTAL LAWS" has the meaning as defined in Section 4.31(a) hereof.

            "ERISA" has the meaning as defined in Section 4.10(a) hereof.

            "EXCHANGE ACT" has the meaning as defined in Section 5.5 hereof.

            "FHA" means the Federal Housing Administration.

            "FHA LOANS" means any Mortgage Loans which satisfy all applicable rules and requirements to be insured by FHA and which are insured by FHA.

            "FHLMC" means the Federal Home Loan Mortgage Corporation.

            "FNMA" means the Federal National Mortgage Association.

            "FORECLOSURE" means the acquisition of title to Collateral in a foreclosure sale or pursuant to any other comparable procedure allowed under applicable law or Regulation, including pending foreclosures where the first step required under applicable Regulations to initiate a foreclosure proceeding has been taken.

            "GAAP" means generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared.

            "GNMA" means the Government National Mortgage Association.

            "GOVERNMENTAL ENTITY" has the meaning as defined in Section 4.4 hereof.

            "HAZARDOUS MATERIAL" has the meaning as defined in Section 4.31(d) hereof.

            "HUD" means the United States Department of Housing and Urban Development.

            "INJUNCTION" has the meaning as defined in Section 8.1(c).

            "INSURER" means a Person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Mortgage Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, disability, title or other insurance with respect to any of the Mortgage Loans or the Collateral.

            "INVESTMENT LOANS" means any Mortgage Loans owned by the Company or any of its Subsidiaries and held for investment including any Mortgage Loan characterized on the books and records of the Company or any of its Subsidiaries.

            "INVESTOR" means any Person who owns a Mortgage Loan, or the servicing rights or master servicing rights to a Mortgage Loan, subserviced, serviced or master serviced by the Company or any Company Subsidiary pursuant to a Mortgage Servicing Agreement.

            "INVESTOR COMMITMENT" means the optional or mandatory commitment of a Person to purchase a Mortgage Loan, a pipeline loan or a portion of a Mortgage Loan or pipeline loan owned or to be acquired by the Company or any of its Subsidiaries, or securities based on and backed by such Mortgage Loans or pipeline loans.



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            "LICENSES" has the meaning as defined in Section 4.20 hereof.

            "LOAN DOCUMENTS" means the credit and closing packages, custodial documents, escrow documents, and all other documents: (I) in the possession of the Company or its Subsidiaries specifically pertaining to a Mortgage Loan, (II) reasonably necessary for prudent servicing of a Mortgage Loan, or (III) necessary to establish the eligibility of the Mortgage Loan for insurance by an Insurer or sale to an Investor, in each case as required by applicable Regulations.

            "LOSS" means any liability, loss, cost, damage, penalty, fine, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

            "MASTER SERVICED LOANS" means the Mortgage Loans master serviced by the Company or one of its Subsidiaries for an Investor.

            "MATERIAL ADVERSE EFFECT" has the meaning as defined in Section 4.1(a) hereof.

            "MERGER" has the meaning as defined in the RECITALS hereto.

            "MERGER SUB" has the meaning as defined in the RECITALS hereto.

            "MORTGAGE LOAN" means any closed 1 to 4 family residential mortgage loan (including all Warehouse Loans and Investment Loans) or commercial mortgage loan, whether or not such mortgage loan is included in a securitized portfolio or in the Mortgage Servicing Portfolio or Mortgage Subservicing Portfolio, as evidenced by notes duly secured by mortgages or deeds of trust.

            "MORTGAGE SERVICING AGREEMENTS" means all contracts or arrangements (written or oral) between the Company or any of its Subsidiaries and an Investor or Principal Servicer pursuant to which the Company or any of its Subsidiaries subservices, services or master services Mortgage Loans for such Investor or Principal Servicer.

            "MORTGAGE SERVICING PORTFOLIO" means the portfolio of Mortgage Loans serviced or master serviced by the Company or any of its subsidiaries pursuant to Mortgage Servicing Agreements, together with all Warehouse Loans and Investment Loans.

            "MORTGAGE SUBSERVICING PORTFOLIO" means the portfolio of Mortgage Loans subserviced by the Company or any of its subsidiaries pursuant to Mortgage Servicing Agreements.

            "OPTION PLANS" has the meaning as defined in Section 2.6 hereof.

            "PARENT" has the meaning as defined in the RECITALS hereto.

            "PARENT REPORTS"  has the meaning as defined in Section 5.5 hereof.

            "PERSON" means any individual, corporation, company, partnership (limited or general), joint venture, association, trust or other entity.

            "PLANS"  has the meaning as defined in Section 4.10(a) hereof.

            "POOL" means an aggregate of one or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.



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            "PRINCIPAL SERVICER" means the servicer set forth in a Mortgage
Servicing Agreement relating to a Mortgage Loan subserviced by the Company or any of its Subsidiaries.

            "PROXY STATEMENT" has the meaning as defined in Section 5.3 hereof.

            "RECOURSE LOAN" has the meaning as defined in Section 4.24 hereof.

            "REGISTRATION STATEMENT" has the meaning as defined in Section 7.1(a) hereof.

            "REGULATIONS" means (I) Federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Mortgage Loan, (II) the responsibilities and obligations set forth in any agreement between the Company or any of its Subsidiaries and an Investor or Insurer (including, without limitation, Mortgage Servicing Agreements and selling and servicing Guides), (III) the laws, rules, regulations, guidelines, handbooks and other requirements of an Investor, Agency, Insurer, public housing program or Investor program with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Mortgage Loan, and (IV) the terms and provisions of the Loan Documents.

            "REO" means any residential real property owned in fee simple by the Company or any of its Subsidiaries as a result of a Foreclosure instituted in the conduct of the Company's or any such Subsidiary's mortgage servicing business (except for any such real property foreclosed upon by the Company or one of its Subsidiaries on behalf of an Investor provided such real property is not reflected on the books and records of the Company as REO).

            "REQUISITE REGULATORY APPROVALS" has the meaning as defined in
Section 8.1(b) hereof.

            "SEC" has the meaning as defined in Section 5.3 hereof.

            "SECRETARY OF STATE" has the meaning as defined in Section 2.2 hereof.

            "SECURITIES ACT" has the meaning as defined in Section 5.5 hereof.

            "SERVICING RELEASED LOANS" has the meaning as defined in Section
4.24 hereof.

            "SERVICING SALE LOAN" has the meaning as defined in Section 4.24 hereof.

            "SERVICING RIGHTS" means the right to receive servicing fees and any other income the servicer is entitled to receive arising from or connected to the Mortgage Loans and the related obligations to (I) administer and collect payments for the reduction of principal and interest, (II) pay taxes and insurance premiums, (III) remit all amounts in accordance with any servicing agreements, (IV) provide foreclosure services and full escrow administration, and (V) perform such other obligations as may, from time to time, be imposed under any Mortgage Servicing Agreement.

            "SUBSIDIARY" when used with respect to any party, means any corporation, partnership, joint venture or other association or organization, whether incorporated or unincorporated, in which a party, directly or indirectly, holds any equity or management interest or which is consolidated with such party for financial reporting purposes. For purposes of this Agreement, JMC Title Agency, Inc. and Harbor Financial Insurance Agency, Inc. shall be considered Subsidiaries of the Company.

            "SURVIVING CORPORATION" has the meaning as defined in Section 2.1 hereof.

            "TAKEOVER PROPOSAL" has the meaning as defined in Section 6.1(e) hereof.


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            "TAX RETURN" has the meaning as defined in Section 4.9(c) hereof.

            "TAXES" has the meaning as defined in Section 4.9(c) hereof.

            "VA" means the Veteran's Administration.

            "VA LOANS" means the Mortgage Loans which satisfy all applicable rules and regulations to be guaranteed by the VA and which are guaranteed by the VA.

            "VA NO-BID" means a delinquent Mortgage Loan with respect to which the VA has notified the Company or one of its Subsidiaries that it intends to exercise its option to pay the amount guaranteed by the VA and relinquish all rights in the collateral securing such Mortgage Loan to the Company or one of its Subsidiaries.

            "WAREHOUSE LINES" means the credit lines issued by financial institutions for the purpose of financing Mortgage Loans held for sale to Investors.

            "WAREHOUSE LOANS" means the Mortgage Loans owned by the Company or one of its Subsidiaries and held for sale (provided that no Mortgage Loan characterized on the books and records of the Company as a warehouse loan that meets the definition set forth herein for Investment Loans shall be considered to be a Warehouse Loan).

ARTICLE II. THE MERGER.

            2.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 2.2 hereof), Merger Sub shall merge with and into the Company. The Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware as a direct wholly owned subsidiary of Parent or its successor. The name of the Surviving Corporation shall continue to be "Harbor Financial Group, Inc." Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

            2.2 EFFECTIVE TIME. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Secretary of State") on the Closing Date (as defined in Section 10.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

            2.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

            2.4 CONVERSION OF COMPANY COMMON STOCK INTO PARENT COMMON STOCK.

            (A) At the Effective Time, each share of the common stock, no par value per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held in the Company's treasury) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive that number (the "Conversion Number") of shares of Parent's common stock, par value $0.01 per share (the "Parent Common Stock"), computed in accordance with Section 2.4(b). The Conversion Number shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or similar recapitalization. The aggregate number of shares of Parent Common Stock to be received by the stockholders of the Company shall be 1,581,000.



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            (B) The Conversion Number shall be equal to the quotient obtained by dividing (I) 1,581,000 by (II) the sum of (X) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (Y) the number of shares of Company Common Stock issuable upon exercise in full of all options and other rights to purchase or otherwise acquire Company Common Stock, whether or not vested, which are outstanding immediately prior to the Effective Time. The number of shares of Harbor Common Stock that are issuable as described in clause (y) above shall exclude shares that presently are reserved for issuance upon exercise of options that will be cancelled or terminated in accordance with the applicable option plan and any option agreement relating to such option, prior to the Effective Time.

            (C) At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

            (D) For the purposes of this Agreement, "Dissenting Shares" shall refer to those shares of Company Common Stock owned by stockholders (I) who, pursuant to Section 262 of the DGCL, fully and completely perfect their right to appraisal under the DGCL, (II) whose shares are not voted in favor of the Merger, and (III) who comply with all other provisions of the DGCL regarding appraisal. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive, or be exchangeable for, Parent Common Stock and instead the holders thereof shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of the DGCL; provided, however, that (X) if any holder of Dissenting Shares shall subsequently withdraw his demand for appraisal, (Y) if, after any holder or holders of Dissenting Shares fails to pursue any procedure required under the DGCL, or (Z) if a court shall determine that a holder of Dissenting Shares is not entitled to receive payment for such holder's shares, then such holder or holders (as the case may be) shall not have the right to receive payment of the fair value of such shares of Company Common Stock and each of such shares of Company Common Stock shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Parent Common Stock in accordance with the terms of this Agreement.

            2.5 CONVERSION OF MERGER SUB COMMON STOCK. Each of the shares of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of Parent, become and be converted into one share of Company Common Stock.

            2.6 OPTION PLANS. All options and other rights to purchase or otherwise acquire Company Common Stock pursuant to the Option Plans shall be exercised and the Option Plans terminated. "Option Plans" means: (A) the Stock Option Agreement dated October 1, 1995, entered into by and between the Company, Harbor Financial Mortgage Corporation and Frank L. Gentry; (B) the Stock Option Agreement dated February 18, 1992, entered into by and between the Company, Harbor Financial Mortgage Corporation and Debra M. Beausoleil.

            2.7 CERTIFICATE OF INCORPORATION. Effective as of the Effective Time, the Certificate of Incorporation of the Company, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

            2.8 BYLAWS. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            2.9 DIRECTORS AND OFFICERS. Ed Smith, Thomas A. Smith and Jereann Chaney shall resign as directors and officers of the Company immediately prior to the Effective Time. The remaining directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.



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            2.10 FRACTIONAL SHARES. No certificate or script representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates for shares of Company Common Stock, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Company Common Stock multiplied by the Average Price. For purposes of this Agreement, "Average Price" means the average closing price of Parent Common Stock during the ten (10) trading days immediately prior to the Effective Time as quoted on the NASDAQ NMS.

ARTICLE III. EXCHANGE.

            3.1         EXCHANGE OF CERTIFICATES.

            (A) At the Effective Time, each stockholder of the Company shall deliver the certificates which represent the stockholders' shares of Company Common Stock to Parent in exchange for a certificate representing the number of shares of Parent Common Stock to which the stockholder is entitled pursuant to this Agreement.

            The shares of Parent Common Stock received by the stockholders of the Company shall be subject to the restrictions on transfer set forth in the Certificate of Incorporation of Parent related to Section 382 of the Internal Revenue Code of 1986, as amended.

            (B) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for Parent Common Stock as provided in Article II hereof.

            (C) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such certificate, Parent will issue in exchange for such lost, stolen or destroyed certificate the Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

            (D) The shares of Parent Common Stock will be available for resale without restriction (I) immediately and without any limitation by those present holders of Harbor Common Stock who are not Harbor affiliates and (II) immediately after expiration of the "Restricted Period" (as defined in Section 8.1(d)) by the present holders of Harbor Common Stock who are Harbor affiliates and who either (x) comply with the requirements of Rule 145(d)(1) in effecting such resales or (y) effect such resales pursuant to the Registration Statement described below. Parent shall use all reasonable efforts to insure that Rule 144 and Rule 145 shall at all times remain available for Harbor affiliates to resell their shares of Parent Common Stock. The parties confirm that, since the Parent Common Stock will be registered with the SEC in the Registration Statement and distributed in a public offering, no shares of such Parent Common Stock will be "restricted securities" within the meaning of Rule 144.

            In addition to the foregoing, Parent shall (i) cause the Registration Statement to include a resale prospectus (which may include the Proxy Statement/Prospectus) intended to permit each stockholder of the Company who may be or may be deemed to be an affiliate of Parent following the Closing (the "Selling Stockholder") to sell, at such Selling Stockholder's election, all or part of the shares of Parent Common Stock received by each such Selling Stockholder without restriction under federal securities laws and (ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective, subject to the terms of the registration rights agreement


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referred to in the next succeeding sentence. Between the date hereof and the
Effective Time, the Selling Stockholders and Parent will enter into a registration rights agreement, on terms mutually satisfactory to them, specifying the respective rights, duties and obligations of the parties with respect thereto.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company hereby represents and warrants to Parent and Merger Sub as follows:

            4.1         CORPORATE ORGANIZATION.

            (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had and could not reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. The Company has delivered to Parent true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Company.

            As used in this Agreement the term "Material Adverse Effect" means, with respect to Parent, the Company or the Surviving Corporation, as the case may be, a material adverse effect on the business, properties, results of operations or financial condition of such party and its Subsidiaries taken as a whole. In determining whether a Material Adverse Effect has occurred, no adverse fact, event or circumstance as to which such determination is being made shall be considered to the extent that the financial effects thereof (I) have been reserved or provided for in the financial statements, or (II) are covered by insurance policies of the Company which are in force and which the Company and Parent reasonably determine will provide full indemnification and reimbursement to the Company in respect of such fact, event or circumstance. It is expressly understood and agreed that (A) all financial effects of any such fact, event or circumstance not covered by any such reserve or insurance and (B) all nonfinancial effects of any such fact, event or circumstance shall be considered in determining whether a Material Adverse Effect has occurred.

            (B) Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent true, complete and correct copies of the articles of incorporation and bylaws or other organizational documents of each of the Company's Subsidiaries.

            4.2         CAPITALIZATION.

            (A) The authorized capital stock of the Company consists of 500,000 shares of Company Common Stock, no par value per share. As of March 17, 1997, there were 171,654 shares of Company Common Stock issued and outstanding and no shares of Company Common Stock held in the Company's treasury. Except for 192 shares of Company Common Stock reserved for issuance pursuant to the Option Plans, all of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Plans, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements, preemptive rights or other rights of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company.

            (B) Section 4.2(b) of the Disclosure Schedule which is being delivered to Parent concurrently herewith (the "Disclosure Schedule") sets forth a true and correct list of all of the Company's Subsidiaries as of the date of this Agreement. Except as set forth on Section 4.2(b) of the Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries, free and clear of all Encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth in Section 4.2(b) of the Disclosure Schedule, none of the Company's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements, preemptive rights or other rights of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

            4.3         AUTHORITY, NO VIOLATION.

            (A) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the holders of a simple majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (B) Except as set forth in Section 4.3(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (I) violate any provision of the Certificate of Incorporation or Bylaws of the Company or the certificate of incorporation, bylaws or similar governing documents of any of the Company's Subsidiaries or (II) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (Y) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (Z) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

            4.4 CONSENTS AND APPROVALS. Except for (A) the approval of this Agreement by the requisite vote of the stockholders of the Company, (B) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, (C) the approval of each of FNMA, FHLMC, GNMA, FHA, HUD and VA, and (D) such filings, permits, authorizations or approvals as may be set forth in
Section 4.4 of the Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or consents, authorizations or approvals of any third party (including under any Company Contract) are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

            4.5 FINANCIAL STATEMENTS. The Company has delivered to Parent true, complete and correct copies of the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996, September 30, 1996, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended, in each case (other than the unaudited December 31, 1996, financial statements) accompanied by the audit report of KPMG Peat Marwick LLP ("KPMG"), independent public accountants with respect to the Company, except for the December 31, 1996 financial statements which are unaudited. The consolidated balance sheets of the Company and its Subsidiaries referred to above (the "Balance Sheets") fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section
4.5 (including the related notes, where applicable) fairly present, the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, in all material respects, with applicable accounting requirements and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto, provided that the December 31, 1996 financial statements do not contain footnotes and all the accruals required by GAAP have not been made in the December 31, 1996 financial statements.

            4.6 BROKER'S FEES. Neither the Company nor any of the Company's Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, S A Capital Group, Inc. ("SACG") in accordance with the terms of a letter agreement dated November 14, 1996, between SACG and the Company, a true, complete and correct copy of which has been previously made available by the Company to Parent.

            4.7         ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (A) Except as may be set forth in Section 4.7(a) of the Disclosure Schedule, since September 30, 1996, (I) there has been no change in the business of the Company or any of its Subsidiaries, or any occurrence, development or event of any nature, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and
(II) neither the Company nor any Subsidiary thereof has taken any action which would have been prohibited by Section 6.1 hereof had it been in effect on the date of such action.

            (B) Except as set forth in Section 4.7(b) of the Disclosure Schedule, since September 30, 1996, the Company and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

            (C) Except as set forth in Section 4.7(c) of the Disclosure Schedule or as specifically permitted by this Agreement, since September 30, 1996, neither the Company nor any of its Subsidiaries has (I) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increased the wages, salaries, rate of compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of September 30, 1996, or entered into any employment agreement, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus or (II) suffered any strike, work stoppage, slow-down, or other labor disturbance.

            4.8 LEGAL PROCEEDINGS. Except as set forth in Section 4.8 of the Disclosure Schedule, as of the date of this Agreement neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best knowledge of the Company, threatened (I) governmental or regulatory investigations of any nature regarding the Company or any of its Subsidiaries,
(II) legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement, (III) derivative actions by any present or former stockholder of the Company, or (IV) except to the extent that no Material Adverse Effect on the Company could reasonably be expected, other legal, administrative, arbitral or other proceedings, claims, actions, or government or regulatory investigations of any nature against the Company or any of its Subsidiaries or against or otherwise involving, directly or indirectly, any current or former officer, director, employee or agent of the Company or any of its Subsidiaries (in connection with such officer's, director's, employee's or agent's activities on behalf of the Company or any of its Subsidiaries or that otherwise relate, directly or indirectly, to the Company or any of its Subsidiaries or properties or the securities or activities of any of them), including, without limitation, and any matters involving the Company's securities, or under or alleging violation of any applicable law respecting employment discrimination, equal opportunity, affirmative action, workers' compensation, occupational safety and health requirements, unemployment insurance and related matters, or relating to alleged unfair labor practices (or the equivalent thereof under any applicable law) or relating to the right and ability to originate, purchase and sell FHA Loans or VA Loans, or to sell and service GNMA, FNMA and FHLMC mortgage loans and mortgage-backed securities, nor does the Company know of any material basis for any of the foregoing. Except as otherwise disclosed in Section 4.8 of the Disclosure Schedule, as of the date of this Agreement there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries. Without limiting the foregoing, there are no pending, or to the best knowledge of the Company, threatened, claims for damages or repurchase by any Investor which have not been fully recorded and reserved for in the Balance Sheet.

            4.9         TAXES AND TAX RETURNS.

            (A) Except as may be reflected in Section 4.9 of the Disclosure Schedule, each of the Company and its Subsidiaries has duly filed all federal, state and local Tax Returns (as defined below) required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or otherwise made adequate provision for all material Taxes (as defined below) with respect to all periods and transactions occurring prior to Closing other than Taxes that are not yet due or are being contested in good faith (and which are set forth in Section 4.9 of the Disclosure Schedule). Except as may be reflected in Section 4.9 of the Disclosure Schedule, there are no material disputes pending, or claims asserted, for Taxes with respect to the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state or local income Tax Return for any period. Except as reflected in
Section 4.9 of the Disclosure Schedule, the amounts withheld by the Company and its Subsidiaries from their employees for all periods ending prior to the date of this Agreement are in compliance in all material respects with the Tax withholding provisions of applicable Federal, state and local laws. Except as reflected in Section 4.9 of the Disclosure Schedule, there are no Tax liens upon any property or assets of the Company or its Subsidiaries except liens for current Taxes not yet due.

            (B) Except as set forth in Section 4.9 of the Disclosure Schedule:
(I) neither Company nor any of its Subsidiaries is a party to any Tax sharing agreement or has any continuing obligations under any prior Tax sharing agreement; and (II) neither Company nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a U.S. federal consolidated income Tax Return as to which Company was not the common parent.

            (C) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon, and the term "Tax Return" or "Tax Returns" means all reports, estimates, declarations of estimated tax, information statements and returns relating to or required to be filed in connection with any Tax, including information returns with respect to transactions with third parties.

            4.10        EMPLOYEES BENEFIT PLANS, ERISA.

            (A) The Company has delivered to Parent true and complete copies of all Plans (as defined below) to which the Company or any of its Subsidiaries is a party and in which any current or former officer, director, employee or agent of the Company or any of its Subsidiaries participates. All such Plans are listed in Section 4.10(a) of the Disclosure Schedule. There are no Plans of the Company or any of its Subsidiaries which are not evidenced by such written documents. The term "Plan" shall include (I) any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (II) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, severance, retainer, consulting, "cafeteria" benefits under Section 125 of the Code, health, welfare or incentive plan or agreement whether legally binding or not, including any post-employment benefits, (III) any plan, agreement, contract, program, arrangement, or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs.

            (B)         With respect to each Plan:

                        (I) it has been administered in accordance with its terms and applicable laws and regulations, including ERISA and the Code;

                        (II) no action, claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) or investigation by any Governmental Entity are pending or, to the best knowledge of the Company, threatened or imminent against or with respect to the Plan, the Company or any of its Subsidiaries which is participating (or who has participated) in any Plan or any fiduciary of the Plan;

                        (III) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code or any other applicable law and benefits listed in Section 4.10(b) of the Disclosure Schedule, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, or (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA;

                        (IV) neither the Company nor any Company Subsidiary has any agreement, arrangement, commitments or understanding to create any additional plan which would constitute a Plan or to increase the rate of benefit accrual or contribution requirements under any of the Plans or to modify, change or terminate in any respect any existing Plan; and

                        (V) none of the Plans is currently under investigation, audit, or review by the Department of Labor, the Internal Revenue Service or any other federal or state agency, and no violations of the Code or ERISA have been alleged by any such agency with respect to such Plans.

            (C) With respect to each Plan which is an employee benefit plan, as defined under Section 3(3) of ERISA:

                        (I) no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred;

                        (II) except as set forth in Section 4.10(c) of the Disclosure Schedule, all reports, forms and other documents required to be filed with any Governmental Entity or distributed to plan participants (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate. The Company has delivered to Parent copies of all such reports, forms and documents required to have been filed or distributed for the preceding three years;

            (D) Except as set forth in Section 4.10(d) of the Disclosure Schedule, each Plan that is intended to qualify under Section 401(a) of the Code and Section 501(a) of the Code and its related trust, if any, complies in form and in operation with Section 401(a) and 501(a) of the Code and has been determined by the Internal Revenue Service to so comply and nothing has since occurred to cause the loss of the Plan's qualification.

            (E) Neither the Company nor any of its Subsidiaries (I) has ever maintained or made any contributions to, (II) has ever been a member of a controlled group which has maintained or contributed to, or (III) has ever been under common control with an employer that maintained or contributed to any defined benefit pension plan subject to Title IV of ERISA, including a multi-employer plan as defined in Section 3(37) of ERISA.

            (F) All contributions to each Plan for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the date immediately preceding the Effective Time) will be made prior to the Effective Time by the Company in accordance with past practice and the recommended contribution in any applicable actuarial report.

            (G) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for policy years or other applicable policy periods ending before the Effective Time and have been paid as required under the policies for policy years or other applicable policy periods beginning on or before the Effective Time and ending on or after the Effective Time.

            (H) All expenses and liabilities relating to all of the Plans have been, and will on the Effective Time be, fully and properly accrued on the Company's or its Subsidiary's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.

            4.11        [INTENTIONALLY OMITTED]

            4.12        [INTENTIONALLY OMITTED]

            4.13 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in Section
4.13 of the Disclosure Schedule, the Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and in all material respects have complied with and are not in default in any respect under any, Regulation, applicable law, statute, order, decree, injunction, rule, regulation, policy and/or guideline of any regulatory agency relating to the Company or any of its Subsidiaries or any of their respective properties, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violations of the above.

            4.14        CERTAIN CONTRACTS.

            (A) Except as set forth in Section 4.14(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) the performance of which would have a Material Adverse Effect on the Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the Company and its Subsidiaries is referred to herein as a "Company Contract". Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation of Company Contracts by any of the other parties thereto.

            (B) Except as set forth in Section 4.14(b) of the Disclosure Schedule, (I) each Company Contract is valid and binding and in full force and effect, (II) the Company and each of its Subsidiaries have performed all material obligations required to be performed by it to date under each Company Contract, and (III) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract or permit termination, modification or acceleration against the Company or the Subsidiary which is a party to such Company Contract under the Company Contract applicable to it; (IV) the Company or its Subsidiary which is a party to such Company Contract has not repudiated or waived any material provision of any such Company Contract; and (v) all amounts due and payable by the Company or any of its Subsidiaries through the Closing Date have been or will be paid.

            4.15 UNDISCLOSED LIABILITIES. Except (A) as set forth in Section
4.15 of the Disclosure Schedule and (B) for those liabilities that are fully reflected or reserved against on the Balance Sheets, neither the Company nor any of its Subsidiaries is subject to any liability of any nature whatsoever which is required by GAAP to be disclosed in the financial statements (including the related notes) of the Company and its Subsidiaries.

            4.16 [INTENTIONALLY OMITTED].

            4.17 [INTENTIONALLY OMITTED].

            4.18 OWNERSHIP OF PROPERTY. The Company or one of its Subsidiaries, as the case may be, has good and indefeasible title to or a valid leasehold interest in all assets and properties, whether real or personal, tangible or intangible, reflected in the Balance Sheets or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of consistent with this Agreement since the date of the Balance Sheets), subject to no Encumbrances, except (I) as set forth in Section 4.18 of the Disclosure Schedule, (II) for statutory liens for amounts not yet delinquent or which are being contested in good faith, (III) liens and encumbrances on, and rights of redemptions with respect to, REO and (IV) such Encumbrances that do not in the aggregate materially detract from the value or interfere in any material respect with the use or operations of the assets and properties subject thereto. Except as set forth in Section 4.18 of the Disclosure Schedule, as of the date of this Agreement, the Company or one of its Subsidiaries, as the case may be, as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by any such party, as presently occupied, used, possessed and controlled by any such party and all rents and other amounts currently due thereunder have been paid; no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor; the Company and its Subsidiaries have not entered into any sublease or assignment with respect to its interest in any such lease; and none of the Company or any of its Subsidiaries has received any notice that it has breached any term, condition or covenant of any such lease. Neither the Company nor any of its Subsidiaries owns any real property other than REO.

            4.19 INSURANCE. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts normally insured against by companies of the same type and in the same line of business. All of the insurance policies, binders or bonds maintained by the Company or any of its Subsidiaries are in full force and effect; neither the Company nor any of its Subsidiaries is in default thereunder; all claims thereunder have been filed in due and timely fashion; and, except as set forth in Section 4.19(b) of the Disclosure Schedule, all such policies, binders and bonds will remain in full force and effect after the Effective Time, unaffected by the transactions contemplated hereby.

            4.20 MORTGAGE BANKING LICENSES AND QUALIFICATIONS. The Company (to the extent applicable) and each of its Subsidiaries engaged in the business of originating or servicing loans (I) is qualified (A) by FHA as a mortgagee and servicer for FHA Loans, (B) by the VA as a lender and servicer for VA Loans, (C) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and
(D) by GNMA as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities; and (II) has all other certifications, authorizations, franchises, licenses, permits and other approvals (together with the items set forth in Clause (i) above, the "Licenses") necessary to conduct its current mortgage banking business, and is in good standing under all applicable federal, state and local laws and regulations thereunder as a mortgage lender and servicer. Except as set forth in Section 4.20 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any License, and all such Licenses will remain in full force and effect immediately after the Closing Date and the consummation of the transactions contemplated hereby. The Company and each of its Subsidiaries has complied in all material respects with all such Licenses, and the Company knows of no threatened suspension, cancellation or invalidation of, or penalties (including fines or refunds) under, any such License. Section
4.20 of the Disclosure Schedule sets forth a true and complete list of all Licenses.

            4.21 [INTENTIONALLY OMITTED].

            4.22 ENFORCEABILITY. All Mortgage Loans are genuine, valid and binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity, are enforceable in accordance with their terms (except as enforcement thereof may be limited by (I) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (II) state laws requiring creditors to proceed against the collateral before pursuing the borrower, and (III) state laws on deficiencies) and conform in all material respects to all applicable Regulations. Neither the operation of any of the terms of any Mortgage Loan, nor the exercise of any right thereunder, has rendered or will render the related mortgage or note unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, and, to the best knowledge of the Company, no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. The Loan Documents were, in all material respects, in compliance with applicable Regulations and Agency, Investor and Insurer requirements upon origination of the underlying Mortgage Loan and are complete in all material respects. All insertions in any Loan Documents were, in all material respects, correct when made. All required adjustments for those Mortgage Loans that are adjustable rate Mortgage Loans have been timely and properly made in accordance with the underlying Loan Documents and all such adjustments are recorded accurately and completely in the Loan Documents.

            4.23 [INTENTIONALLY OMITTED].

            4.24 NO RECOURSE. Except as reserved for in the financial statements of the Company and its Subsidiaries and except with respect to VA No-Bids, neither the Company nor any of its Subsidiaries is a party to: (I) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or Insurer, to repurchase from any such Person (or effect any substitution with respect to) any Mortgage Loan, mortgaged property serviced for others, mortgage loan sold by the Company or any of its Subsidiaries with servicing released ("Servicing Released Loans") or mortgage loan the Servicing Rights with respect to which were sold on a bulk or flow basis by the Company or any of its Subsidiaries ("Servicing Sale Loan") or (II) any agreement, arrangement or understanding to reimburse, indemnify, effect a substitution, "make whole" or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any Mortgage Loan, mortgaged property serviced for others, Servicing Released Loans or Servicing Sale Loans, except with respect to any of the Mortgage Loans, mortgaged property serviced for others, Servicing Released Loans or Servicing Sale Loans, described in clause (i) or (ii) above, insofar as (A) such obligation to repurchase, reimburse, indemnify, substitute, "make whole," hold harmless or otherwise assume liability is (X) based upon a breach by the Company or any of its Subsidiaries of a contractual representation, warranty or undertaking, or the misfeasance or malfeasance of the Company or any such Subsidiary, and not (Y) based solely upon the default under or foreclosure or sale of any such Mortgage Loan, mortgaged property, Servicing Released Loan or Servicing Sale Loan without regard to the occurrence of any such breach, misfeasance or malfeasance or (B) the Company or any such Subsidiary incurs expenses such as legal fees in excess of the reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement. For purposes of this Agreement, the term "Recourse Loan" means, with the exception of VA No-Bids, any Mortgage Loan, mortgaged property, Servicing Released Loan or Servicing Sale Loans, including those items identified in Section 4.24 of the

Disclosure Schedule, under which the Company or any Company Subsidiary bears the risk of loss as described in the preceding sentence.

            4.25 MORTGAGE SERVICING AGREEMENTS. Section 4.25 of the Disclosure Schedule contains a list of all Mortgage Servicing Agreements to which the Company or any of its Subsidiaries is a party as of the date hereof under which the Company or any of its Subsidiaries services more than $1,000,000.00 of Mortgage Loans. Section 4.25 of the Disclosure Schedule contains true and complete summaries of the material terms of all oral Mortgage Servicing Agreements to which the Company or any of its Subsidiaries is a party. The Mortgage Servicing Agreements and the Regulations set forth all the terms and conditions of the Company's and any of the Company's Subsidiaries' rights against and obligations to the Agencies and Investors and, except as set forth in Section 4.25 of the Disclosure Schedule, there are no written or oral agreements that modify or amend any such Mortgage Servicing Agreement in any material respect. All of the Mortgage Servicing Agreements are valid and binding obligations of the Company or the applicable Company Subsidiary and, to the best knowledge of the Company, all of the other parties thereto, are in full force and effect, and are enforceable in accordance with their terms, except as enforcement thereof may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Section 4.25 of the Disclosure Schedule, there is no material default or breach under, or dispute regarding the material terms of, or to the best knowledge of the Company, claim of material default or breach by any party under any such Mortgage Servicing Agreement, and, to the best knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would constitute a material default or breach by any party under any such Mortgage Servicing Agreement or would permit termination, modification or acceleration of any such Mortgage Servicing Agreement. To the Company's knowledge, no dispute exists with any Investor regarding the nature of their relationship with the Company and its Subsidiaries, the amount of remittances between the parties or any other material tern of their agreement. There is no pending or, to the best knowledge of the Company or any of its Subsidiaries that is a party thereto, threatened, cancellation of any Mortgage Servicing Agreement, and neither the Company nor any of its Subsidiaries has received any notice to the effect that any Investor or Agency intends to cease doing business with the Company or any of the Company's Subsidiaries. Except as set forth in
Section 4.25 of the Disclosure Schedule, no sanctions or penalties have been imposed upon the Company or any of the Company's Subsidiaries, and no sanctions or penalties are currently outstanding, under any Mortgage Servicing Agreement or under any applicable Regulation.

            4.26 COMPLIANCE WITH MORTGAGE BANKING REGULATIONS.

            (A) Except as disclosed in Section 4.26(a) of the Disclosure Schedule, the Company and each of its Subsidiaries engaged in the business of originating or servicing loans and, with respect to each Mortgage Loan, each prior servicer and originator of any such loan, has been and is (including without limitation, with respect to (I) the ownership and operation of its properties and (II) the documentation, underwriting, origination, purchase, assumption, modification, sale, pooling and servicing of Mortgage Loans by the Company and such Subsidiaries and such prior servicers and originators) in compliance in all material respects with all Regulations, orders, writs, decrees, injunctions and other requirements of any court or Governmental Entities applicable to it, its properties and assets and its conduct of business (including, without limitation, (X) the rules, regulations and requirements of FHA, VA, FNMA, HUD, FHLMC and GNMA, (Y) any applicable local, state or federal law or ordinance, and any regulations or orders issued thereunder, governing or, pertaining to fair housing or unlawful discrimination in residential lending (including without limitation anti-redlining, equal credit opportunity, and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages, adjustable rate mortgage disclosures or consumer credit (including without limitation the federal Consumer Credit Protection Act, the federal Truth-in-Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and (Z) all applicable usury and interest limitations laws). Without limiting the generality of the foregoing, except as set forth in Section 4.26(a) of the Disclosure Schedule, each of the Company and its Subsidiaries has been and is in compliance in all material respects with all servicer and other requirements of the FHA, VA, FNMA, FHLMC, GNMA, Investors and any Insurer (including, without limitation, any applicable net worth requirements) which are applicable to it, and all applicable underwriting standards of such Agencies, Investors or Insurers, and each correspondent or broker from whom the Company or any of its Subsidiaries has purchased FHA Loans or VA Loans had all FHA and VA approvals necessary to enable it to take applications and close FHA Loans and/or VA Loans.

            (B) Except as set forth in Section 4.26(b) of the Disclosure Schedule, the Company and each Company Subsidiary, as the case may be, has timely filed, or will have timely filed by the Effective Time, all reports required to be filed by any Agency, Investor or Insurer or by any federal, state or municipal law, regulation or ordinance. Except as set forth in Section 4.26(b) of the Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries has done or failed to do, or has caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (I) any approvals of the FHA, VA, FNMA, FHLMC, GNMA, HUD or any Investor,
(II) any FHA insurance or commitment of the FHA to insure, (III) any VA guarantee or commitment of the VA to guarantee, (IV) any private mortgage insurance or commitment of any private mortgage insurer to insure, (V) any title insurance policy, (VI) any hazard insurance policy, (VII) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, (VIII) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (IX) any surety or guaranty agreement or (X) any guaranty issued by GNMA to the Company or any of the Company's Subsidiaries respecting mortgage-backed securities issued or serviced by the Company or any of the Company's Subsidiaries and other like guaranties.

            (C) Except as set forth in Section 4.26(c) of the Disclosure Schedule, no Agency, Investor or Insurer has (I) claimed that the Company or any Company Subsidiary has violated or not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of the Company's Subsidiaries to an Investor or (II) imposed restrictions on the activities (including commitment authority) of the Company or any of the Company's Subsidiaries. To the best knowledge of the Company, as of the date of this Agreement, except as set forth in Section 4.26(c) of the Disclosure Schedule, there exist no facts or circumstances which would entitle an Investor or other Person to demand repurchase of a Mortgage Loan, Servicing Released Loan or Servicing Sale Loan or which would entitle an Insurer to demand indemnification from the Company or any of the Company's Subsidiaries, to cancel any mortgage insurance held for any such Subsidiary's benefit or to reduce any mortgage insurance benefits payable to the Company or any such Subsidiary, or would lead GNMA to require a letter of credit from the Company or any of the Company's Subsidiaries.

            4.27 CUSTODIAL ACCOUNTS. Each of the Company and its Subsidiaries so required has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain of the Mortgage Loans, has established Custodial Accounts for all escrow deposits relating to Servicing Rights, and is the lawful fiduciary of all Custodial Accounts related to the Mortgage Loans. Such Custodial Accounts comply in all material respects with (I) all applicable Regulations (including without limitation Regulations governing the appropriate identification of such accounts and the calculation of the amount of the monthly payments for deposit into Custodial Accounts that mortgagors are required to make) and (II) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto, and all such Custodial Accounts have been maintained in all material respects in accordance with usual and customary industry practice. The Custodial Accounts contain the amounts shown in the records of the Company or the appropriate Company Subsidiary, which amounts represent all monies received or advanced by the Company or such Company Subsidiary as required by the applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of the Company or such Company Subsidiary pursuant to applicable Mortgage Servicing Agreements, except for checks in process. Except as to payments that are past due under the terms of the applicable Loan Documents, all payments of principal and interest due and payable on the Mortgage Loans and all Custodial Account deposits for taxes, assessments, ground rents and fire or hazard insurance have been credited to, and are on deposit in, the appropriate Custodial Accounts. The Custodial Accounts do not have any material funding deficiency. Except as set forth in
Section 4.27 of the Disclosure Schedule, the escrow analysis with respect to each Mortgage Loan has been completed for the most recent required date under applicable Regulations. Notification to the mortgagor of all payment adjustments resulting from such escrow analysis, annual statements of taxes and interest paid by the mortgagor and any other statement required by all applicable Regulations has been mailed by the Company or its appropriate Subsidiary or, to the Company's and such Subsidiary's knowledge, by the applicable servicer with respect to Master Serviced Loans. To the extent required by applicable Regulations, funds have been advanced by the Company or its appropriate Subsidiary or each servicer, as applicable, to each Custodial Account as necessary to timely make all scheduled escrow disbursements. As of the date of this Agreement, except as required by applicable Regulations, neither the Company nor any of its Subsidiaries is required to pay interest on the Custodial Accounts. Subject to and in accordance with the applicable requirements pertaining generally to the type, size or capitalization of depository institutions qualified to hold such balances, of Investors, Insurers, Agencies or other Governmental Entities having jurisdiction, the Company and each of its Subsidiaries has the right and power to determine the financial institution in which the Custodial Accounts are held.

            4.28 INQUIRIES. Section 4.28 of the Disclosure Schedule contains a true and correct listing of (A) all of the audits since January 1, 1993 of the Company or any Subsidiary and (B) those investigations, complaints and inquiries of the Company or any of its Subsidiary since January 1, 1993 by any Agency, Investor or private mortgage insurer or HUD the result of which claimed a material failure to comply with applicable Regulations and resulted in (I) a repurchase of Mortgage Loans, Servicing Released Loans or related mortgage properties by the Company or any of its Subsidiaries, (II) indemnification by the Company or any of its Subsidiaries in connection with Mortgage Loans, Servicing Released Loans or related mortgage properties, (III) rescission of an insurance or guaranty contract or agreement or (IV) payment of a penalty to an Agency, HUD, an Investor or Insurer. Except for customary ongoing quality control reviews, no such audit or investigation is pending or, to the best knowledge of the Company, threatened. The Company has made available to Parent copies of all written reports, letters and materials received or sent by the Company or its Subsidiaries in connection with the audits, investigations, complaints and inquiries described above.

            4.29 ADVANCES. Except as set forth in Section 4.29 of the Disclosure Schedule, there are no pooling, participation, servicing or other agreements to which the Company or any of its Subsidiaries is a party which obligate it to make Advances with respect to defaulted or delinquent Mortgage Loans, other than as provided in GNMA, FNMA or FHLMC pooling and servicing agreements. Any Advances are valid and subsisting amounts owing to the Company or one of its Subsidiaries, subject to the terms of the applicable Mortgage Servicing Agreement, are carried on the books of the Company at values determined in accordance with GAAP and are not subject to setoffs or claims of the account debtor (other than those already accounted for) arising from acts or omissions of the Company or any of its Subsidiaries nor, to the knowledge of the Company, is any Investor insolvent or otherwise unable to repay any Advance as required by the pertinent Mortgage Servicing Agreement. As used herein the term "Advances" shall mean amounts that have been advanced by the Company or any of its Subsidiaries in connection with servicing Mortgage Loans (including, without limitation, principal, interest, taxes and insurance premiums) and which are required or permitted to be paid by the Company or any of its Subsidiaries as the servicer of Mortgage Loans pursuant to applicable Investor requirements and the terms of the applicable Mortgage Servicing Agreements.

            4.30 POOL CERTIFICATION. Each Mortgage Loan included in a Pool meets all eligibility requirements for inclusion in such Pool, in accordance with all applicable standards of eligibility for loan pooling. The Loan Documents for each Mortgage Loan contain or will contain, within the period required by applicable Investor Regulations, all items required by applicable Investor Regulations for the certification of Pools by the appropriate Investor, and such Pools will be in compliance with all applicable Investor requirements and guidelines, within the period required by applicable Investor Regulations. Except as otherwise noted in the documentation previously provided to Parent, all Pools relating to the Mortgage Loans have been or will be, within the period required by applicable Investor Regulations, certified, finally certified and recertified (if required) in accordance with applicable Investor Regulations, and the securities backed by such Pools have been issued on uniform documents, promulgated in the applicable Investor guide without any material deviations therefrom. All Pools relating to the Mortgage Loans are or will be, within the period required by applicable Investor regulations, eligible for recertification by the appropriate custodian, and the Company will be responsible for curing any deficiencies that must be cured in order to obtain such recertification. The principal balance outstanding and owing on the Mortgage Loans in each Pool equals or exceeds the amount owing to the corresponding security holder of such Pool. To the extent that any Pools relating to Mortgage Loans are not eligible for final certification within the period required by applicable Investor regulations, the Company shall promptly take such action as is necessary to cure such deficiency and cause such Pools to be certified. No Mortgage Loan has been bought out of a Pool without approval of the appropriate Investor. Each Mortgage Loan included in a Pool satisfied the requirements of Section 3(a)(41)(A)(i) and (ii) of the Exchange Act so that interests in such Pools constitute "mortgage related securities" under Section 3(a)(41) of the Exchange Act.

            4.31 ENVIRONMENTAL PROTECTION.

            (A) COMPLIANCE WITH ENVIRONMENTAL LAWS. None of the Company, the Company's Subsidiaries or, to the best of the Company's knowledge, any Designated Property (as defined in Section 4.31(d) below) is or has been in violation of any federal, state or local law, ordinance or regulation concerning industrial hygiene or environmental conditions, including, but not limited to, soil and groundwater conditions ("Environmental Laws").

            (B) REPORTING REQUIREMENT. Neither the Company nor any of the Company's Subsidiaries has reported any, or has had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Material with respect to said Designated Properties, nor have the Company or any of its Subsidiaries received any notices of spills or releases of Hazardous Materials with respect thereto.

            (C) PROCEEDINGS. There is no proceeding or investigation pending or, to the best knowledge of the Company, threatened by any Governmental Entity or other person with respect to the presence of Hazardous Material (as defined in Section 4.31(d) below) on the Designated Properties or the migration thereof from or to other property. Neither the Company nor any of its Subsidiaries has ever been required by any Governmental Entity to treat, cleanup, or otherwise dispose, remove or neutralize any Hazardous Material from or on any Designated Property.

            (D) HAZARDOUS MATERIALS. To the best of the Company's knowledge, neither the Company nor any current or former Subsidiary of the Company (no representation is made as to former Subsidiaries for the period of time after they ceased to be Subsidiaries of the Company) has engaged in the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any Designated.Property. To the best knowledge of the Company, no Person (other than the Company or any current or former Subsidiary of the Company) has engaged in the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any Designated Property. To the best of the Company's knowledge, no (I) presence, release, threatened release, discharge, spillage or migration of Hazardous Material, (II) condition relating to Hazardous Materials that has resulted or could result in any use, ownership or transfer restriction, or (III) condition of actual or potential nuisance or other condition relating to Hazardous Materials that could give rise to liability has occurred on or from any Designated Property. To the best of the Company's knowledge, no condition exists or has existed that would be reasonably likely to give rise to any suit, claim, action, proceeding or investigation by any Person or Governmental Entity against the Company, any of its Subsidiaries or any Designated Property as a result of or in connection with any (A) of the matters referred to in clause (i), (ii) or (iii) of the immediately preceding sentence, (B) other activities involving Hazardous Material, (C) failure to obtain any required permits or approvals of any Governmental Entity relating to environmental matters, (D) violation of any terms or conditions of such permits, or (E) other violation of applicable Environmental Laws. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or identified as hazardous, toxic or dangerous or otherwise regulated under any applicable Environmental Law as of the Closing Date; as well as any petroleum, petroleum product or byproduct, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, and "source," "special nuclear," and "byproduct" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. ss.ss. 2011 et. seq.; provided, however, that the term does not include any substance, chemical, waste or other material contained in common household or residential waste. "Designated Property" shall mean any real property (W) which the Company or any current Subsidiary of the Company now owns or leases or owned or leased at any time prior to the date of this Agreement, (X) which any former Subsidiary of the Company owned or leased at any time when such former Subsidiary was a Subsidiary of the Company, (Y) in which the Company or any current Subsidiary now holds or previously held any security interest, mortgage or other lien or interest or (Z) in which any former Subsidiary held a security interest, mortgage or other lien or interest at any time when such former Subsidiary was a Subsidiary of the Company.

            (E) CONDITION OF PROPERTY. To the best of the Company's knowledge, there are no substances or conditions in or on the Designated Property which may support a claim or cause of action under RCRA, CERCLA, or any other applicable Environmental Law.

            4.32 INTELLECTUAL PROPERTY. Section 4.32 of the Disclosure Schedule sets forth a list of all trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has the right to use and continue to use such trademarks, service marks and trade names in the operation of their businesses. Neither the Company nor any of its Subsidiaries has received notice that it is infringing or violating any patent, copyright, trademark, service mark, label filing or trade name owned or otherwise held by any other party, nor has the Company or any of its Subsidiaries used any confidential information or trade secrets owned or otherwise held by any other party, unless a valid license for such use is held by the Company or its Subsidiaries. Except as set forth in Section 4.32 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is engaging, nor has it been charged with engaging, in any kind of unfair or unlawful competition.

            4.33 SERVICING SALES. Except as set forth in Section 4.33 of the Disclosure Schedule, to the best of the Company's knowledge, there is no breach or violation of any representation, warranty, covenant or indemnity for which the Company or any of its Subsidiaries is directly or indirectly liable, made or given to any Investor or other Person in connection with the transfer of any Servicing Released Loan or Servicing Sale Loan to such Investor or other person. To the best of the Company's knowledge, each material representation and warranty made by the Company or any of its Subsidiaries to any Person with respect to any Servicing Released Loan or Servicing Sale Loan in connection with the sale of such Servicing Released Loan or Servicing Sale Loan was and is accurate and complete in all respects. Each Servicing Released Loan and Servicing Sale Loan complied, at the time of sale, in all material respects with all Regulations.

            4.34 [INTENTIONALLY OMITTED].

            4.35 [INTENTIONALLY OMITTED].

            4.36 [INTENTIONALLY OMITTED].

            4.37 [INTENTIONALLY OMITTED].

            4.38 MARKETABILITY OF MORTGAGE LOANS. Except as set forth in Section
4.38 of the Disclosure Schedule, to the best knowledge of the Company, each Mortgage Loan owned by the Company or any of its Subsidiaries is either a Mortgage Loan which is or is eligible to be an FHA Loan or a VA Loan or which is or is eligible to be sold to FNMA, to FHLMC or to a secondary market investor, or is or will be in compliance with secondary mortgage market standards and salable in the ordinary course of business.

            4.39 LABOR AND EMPLOYMENT MATTERS. Except to the extent set forth in
Section 4.39 of the Disclosure Schedule:

            (A) The Company and its Subsidiaries are and have been in compliance in all material respects with all applicable laws of the United States or of any state respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act ("WARN"), any laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice;

            (B) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Company, threatened against or directly affecting the Company or any of its Subsidiaries;

            (C) No union representation question or union organizational activity exists respecting the employees of the Company or any of its Subsidiaries;

            (D) No collective bargaining agreement exists which is binding on the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries been a party to any collective bargaining agreement within the last 10 years;

            (E) Neither the Company nor any of its Subsidiaries is materially delinquent in payments to any of its officers, directors, employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents; and

            (F) In the event of termination of the employment of any of said officers, directors, employees or agents for any reason, neither the Surviving Company, any of its Subsidiaries, nor Parent will, pursuant to any agreement or by reason of anything done prior to the Closing Date by the Company or any of its Subsidiaries or predecessors, be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other benefits or similar payments, including without limitation, postemployment health care (other than pursuant to COBRA) or insurance benefits.

            (G) Except as listed in Section 4.39 of the Disclosure Schedule, all officers, directors, employees and consultants of the Company and its Subsidiaries are employed at will.

            4.40 QUESTIONABLE TRANSACTIONS. To the best knowledge of the Company, no officer, director, employee, agent or other representative of the Company or any of its Subsidiaries or any person acting on their behalf has made, directly or indirectly, any bribes, kickbacks, or political contributions with the Company or its Subsidiaries' funds, payments from the Company's or its Subsidiaries' funds not recorded on the Company's or its Subsidiaries' books and records, payments from the Company's or its Subsidiaries' funds to governmental officials in their individual capacities or illegal payments from the Company's or its Subsidiaries' funds to obtain or retain business either within the United States or abroad.

            4.41 AFFILIATED PARTY TRANSACTIONS. Except as set forth in Section
4.41 of the Disclosure Schedule, no officer, director or, to the best knowledge of the Company, employee of the Company or any of its Subsidiaries or holder of more than 5% of the Company Common Stock known to the Company, or any of their respective family members or Affiliates (I) has any ownership interest directly or indirectly, in any competitor, supplier or customer of the Company or any of its Subsidiaries; (II) has any outstanding loan or other extension of credit to or from the Company or any of its Subsidiaries; (III) is a party to, or has any interest in, any contract or agreement with the Company or any of its Subsidiaries; or (IV) has engaged in any transaction with the Company or any of its Subsidiaries. The Company has delivered to Parent true, complete and correct copies of each such written agreement described in clauses (ii) through (iv) of the preceding sentence.

            4.42 SUPPLEMENTS AND AMENDMENTS. All information delivered to Parent as part of the Disclosure Schedule or any supplement or amendment thereof pursuant to Section 7.9 is or will be true and correct as of the date when delivered. The parties acknowledge that the Disclosure Schedule in the form attached to this Agreement on the date hereof is incomplete. The Company shall supplement such Disclosure Schedule by delivering to Parent copies of any missing portions of the Disclosure Schedule not later than April 15, 1997. If Parent has not delivered written notice to the Company on or before April 22, 1997, that it objects thereto, the Disclosure Schedule shall thereupon be deemed for all purposes of this Agreement to include such supplements. Parent shall have the right to deliver such notice of objection only if (I) the information included in such supplements has not prior to the date hereof been provided to Parent and (II) by comparison to the information disclosed in the Disclosure
Schedule in the form annexed to this Agreement on the date hereof or to information previously provided to Parent, Parent reasonably determines that the facts, events and circumstances disclosed in such supplements constitute a Material Adverse Effect or represent materially different facts, events or circumstances than previously disclosed. No such attempted supplement to the Disclosure Schedule shall become part of the Disclosure Schedule until all objections have been resolved by written agreement between Parent and the Company.

            4.43 DISCLOSURE IN DISCLOSURE SCHEDULE. A disclosure made in or a document attached to any section of the Disclosure Schedule shall be deemed to be made in or attached to any other section of the Disclosure Schedule as to which such disclosure or attachment is appropriate regardless of whether the disclosure or document is actually made in or attached to such other section, provided that it is reasonably apparent from the disclosure or attachment that the disclosure or attachment is responsive to the provision of this Agreement requiring that such disclosure or attachment be made in or attached to such other section of the Disclosure Schedule.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT.

            Parent hereby represents and warrants to the Company as follows:

            5.1 CORPORATE ORGANIZATION.

            (A) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had and could not reasonably be expected to have a Material Adverse Effect on Parent. The Certificate of Incorporation and Bylaws of Parent, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (B) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a direct wholly-owned Subsidiary of Parent.

            (C) The certificate of incorporation and bylaws of Merger Sub, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            5.2 AUTHORITY; NO VIOLATION.

            (A) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery, of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has directed that this Agreement and the transactions contemplated hereby be submitted to Parent's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the holders of a simple majority of the outstanding shares of Parent Common Stock, no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

            (B) Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub. This Agreement has been approved by the sole stockholder of Merger Sub, and by the Board of Directors of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            5.3 CONSENTS AND APPROVALS. Except for (A) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of Parent's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), (B) the approval of this Agreement by the requisite vote of the stockholders of Parent, (C) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, and (D) such filings, permits, authorizations or approvals as may be set forth in Section 5.3 of the Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or consents, authorizations or approvals of any third party (including under any Company Contract) are necessary in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except for such third party consents the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or materially delay the consummation of the transactions contemplated hereby.

            5.4 FINANCIAL STATEMENTS. Parent has delivered to the Company true, complete and correct copies of the consolidated balance sheets of Parent and its Subsidiaries as of December 31, 1996, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Parent. The December 31, 1996, consolidated balance sheet of Parent (including the related notes, where applicable) (the "Parent Balance Sheet") fairly presents the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.4 (including the related notes, where applicable) fairly present the results of the consolidated operations and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, in all material respects, with applicable accounting requirements and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto.

            5.5 SEC REPORTS. Parent has previously made available to the Company an accurate and complete copy of (A) each final registration statement, prospectus, report, schedule and definitive proxy statement filed since July 2, 1995, by Parent with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act") (the "Parent Reports"), and (B) attached as Section 5.5 of the Disclosure Schedule an accurate and complete copy of all communications (other than those described in clause (a) above) mailed by Parent to its stockholders since July 2, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

            5.6 BROKER'S FEES. Neither Parent, Merger Sub nor any of Parent's Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS.

            6.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use its best efforts to (I) preserve its business organization and that of its Subsidiaries intact, (II) consistent with this Agreement, keep available to itself and Parent the present services of the employees of the Company and its Subsidiaries and (III) preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

            (A) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

            (B) (I) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (II) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any of its Subsidiaries;

            (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock pursuant to stock options granted pursuant to the Company Option Plans prior to the date of this Agreement and listed in Section 4.2(a) of the Disclosure Schedule;

            (D) amend its Certificate of Incorporation, Bylaws or other similar governing documents;

            (E) authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its Subsidiaries to directly or indirectly solicit, initiate or encourage or take any other action to facilitate any inquiries relating to, or the making of any proposal which constitutes, or which may reasonably be expected to lead to, a Takeover Proposal (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of the Company as reasonably determined by the Board of Directors after consultation with the Company's outside counsel, recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide any third party with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that the Company may communicate the factual aspects of any such Takeover Proposal to its stockholders if, in the reasonable judgment of the Company's Board of Directors after consultation with the Company's outside counsel, such communication is required under applicable law. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets/of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement;

            (F) make any capital expenditures other than amounts necessary in the ordinary course of business and as necessary to maintain existing assets in good repair;

            (G) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material, individually or in the aggregate, to the Company;

            (H) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

            (I) change its methods of accounting in effect at September 30, 1996, except as required by mandatory changes in GAAP as concurred in by the Company's independent auditors;

            (J) (I) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees; or (II) increase in any manner the rate of compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date of this Agreement (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); or
(III) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation, severance or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement; or (IV) enter into any employment, consulting, non-competition, retirement, parachute or indemnification agreement with any officer, director, employee or agent of the Company or any of its Subsidiaries;

            (K) except as set forth in Section 6.1(k) of the Disclosure Schedule, other than in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, or grant any mortgage or security interest in, or make any pledge of, or permit any lien or encumbrance to be placed on, any of its assets, properties or other rights or agreements; provided, however, that, except as otherwise described in Section 6.1(k) of the Disclosure Schedule, nothing contained herein shall permit the Company or any of its Subsidiaries to sell or acquire Servicing Rights for more than $10,000,000.00 of Mortgage Loans;

            (L) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (M) commit any act or omission which constitutes a material breach or default by the Company or any of its Subsidiaries under any Company Contract;

            (N) create, renew, amend or terminate or give notice of a proposed renewal,. amendment or termination of, any Company Contract except that the Company may renew contracts, agreements, leases or licenses in the ordinary course of business;

            (O) fail to pay and discharge any of its obligations, bills or other liabilities as they become due, except to the extent that any such party is disputing the amounts thereof in good faith;

            (P) except in response to competitive conditions in order to preserve the value of its franchise or in compliance with Regulations, materially alter or vary its methods or policies of (I) underwriting, pricing, originating, warehousing, selling or servicing, or buying or selling rights to service, mortgage loans, (II) hedging (which term includes buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (III) obtaining financing and credit;

            (Q) terminate any Mortgage Servicing Agreement for more than $1,000,000.00 of Mortgage Loans;

            (R) enter into any new Mortgage Servicing Agreement with respect to a Recourse Loan;

            (S) cancel any indebtedness or waive or compromise any rights having a value to the Company or any of its Subsidiaries of $50,000.00 or more, other than in the ordinary course of business;

            (T) terminate, cancel or amend any insurance coverage maintained by the Company or any of its Subsidiaries with respect to the Company, any of its Subsidiaries, any assets of the Company or any of its Subsidiaries which is not replaced by an adequate amount of insurance coverage;

            (U) settle pending or threatened litigation in an amount, for any individual matter, exceeding $10,000.00;

            (V) enter into any new mandatory Investor Commitments, except in the ordinary course of business and in amounts and on terms consistent with past practices;

            (W) enter into any Investor Commitment with any Person that is not an Investor as of the date of this Agreement, except in the ordinary course of business and in amounts and on terms consistent with past practices;

            (X) enter into any mandatory forward commitment with GNMA, FNMA or FHLMC which will extend beyond the Closing Date without Parent's consent as to the amount of such commitment based on consultation between Parent and the Company with respect to the appropriate level of commitments to cover the projected level of Mortgage Loan originations and pipeline loans based on the business plans of the parties; or

            (Y) agree to do any of the foregoing.

            6.2 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, Parent shall not, and shall not permit any of its Subsidiaries to, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law.

ARTICLE VII. ADDITIONAL AGREEMENTS.

            7.1 REGULATORY MATTERS.

            (A) Parent shall prepare and file with the SEC a registration statement under the Securities Act relating to the Parent Common Stock to be received by the Stockholders of the Company in exchange for the Company Common Stock (the "Registration Statement"). Parent shall prepare and file with the SEC a preliminary Proxy Statement.

            Parent shall use its reasonable efforts, and the Company shall cooperate with Parent, to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Parent shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Registration Statement to the Company and advise the Company of any verbal comments with respect to the Registration Statement received from the SEC. Parent shall use reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Parent Common Stock pursuant to the Merger. If at any time prior to the Effective Time, any event with respect to Parent or any of its Subsidiaries or with respect to other information supplied by Parent or for inclusion in the Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the denial or suspension of the qualification of the Parent Common Stock issuable pursuant to the Merger for offering or sale in any jurisdiction or any request by the SEC for any amendment or supplement to the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (I) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(II) the Proxy Statement in definitive form relating to the meeting of Parent's stockholders to be held in connection with the Merger, as amended or supplemented will, at the date such information is supplied to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement insofar as it relates to Parent or Merger Sub or other information supplied by Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            (B) Parent and the Company shall file any Notification and Report Forms and related materials that they may be required to file with the Federal Trade Commission and the Anti-Trust Division of the United States Department of Justice under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, shall use their reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary.

            (C) The parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare, execute and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and

Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (D) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

            7.2 ACCESS TO INFORMATION.

            (A) During the period from the date hereof to the Effective Time, the Company and its Subsidiaries shall authorize and permit Parent and its representatives, accountants and counsel to have full and complete access to all of the properties, books, records, operating reports, audit reports, customer accounts and records, any reports of Governmental Entities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Entities), Tax Returns, Tax settlement letters, financial statements and other financial information (including the work papers, information pertaining to passed adjustments and other information supporting such work papers used to audit the financial statements) and all other information with respect to the business, affairs, financial condition, assets and liabilities of the Company and its Subsidiaries, as Parent may from time to time request, to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and liabilities of the Company and its Subsidiaries, with such third persons, including, without limitation, their directors, officers, employees, agents, accountants, attorneys, customers and creditors, as Parent considers necessary or appropriate for the purposes of familiarizing itself with the assets, liabilities, Mortgage Loans and business and operations of the Company and its Subsidiaries, determining compliance with any of the representations, warranties and covenants of the Company set forth herein, and obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement. In connection with such examination and access, Parent agrees to observe any confidentiality agreements known to it between the Company or its Subsidiaries and third parties related to such information. Parent shall also be authorized and permitted to meet with the employees of the Company or any of its Subsidiaries. The information and access contemplated by this Section 7.2(a) shall be provided during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of the Company's or its Subsidiaries' businesses.

            (B) During the period from the date hereof to the Effective Time, Parent and its Subsidiaries shall authorize and permit the Company and its representatives, accountants and counsel to have full and complete access to all of the properties, books, records, operating reports, audit reports, customer accounts and records, any reports of Governmental Entities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Entities), Tax Returns, Tax settlement letters, financial statements and other financial information (including the work papers, information pertaining to passed adjustments and other information supporting such work papers used to audit the financial statements) and all other information with respect to the business, affairs, financial condition, assets and liabilities of Parent and its Subsidiaries, as the Company may from time to time request, to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and liabilities of Parent and its Subsidiaries, with such third persons, including, without limitation, their directors, officers, employees, agents, accountants, attorneys, customers and creditors, as the Company considers necessary or appropriate for the purposes of familiarizing itself with the assets, liabilities, and business and operations of Parent and its Subsidiaries, determining compliance with any of the representations, warranties and covenants of Parent set forth herein, and obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement. In connection with such examination and access, the Company agrees to observe any confidentiality agreements known to it between Parent or its Subsidiaries and third parties related to such information. The Company shall also be authorized and permitted to meet with the employees of Parent or any of its Subsidiaries. The information and access contemplated by this Section 7.2(b) shall be provided during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of Parent's or its Subsidiaries' businesses.

            (C) All information furnished by the Company to Parent or its representatives pursuant hereto shall be treated as the sole property of the Company and, if the Merger shall not occur, Parent and its representatives shall return to the Company all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Parent shall, and shall use its best efforts to cause its representatives to, keep confidential all such information. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (I) any information which (X) was already in Parent's possession prior to the disclosure thereof by the Company; (Y) was then generally known to the public; or (Z) was disclosed to Parent by a third party not bound by an obligation of confidentiality or (II) disclosures made as required by law. Parent shall give the Company prompt notice prior to making any such disclosure so that the Company may seek a protective order or other appropriate remedy prior to such disclosure. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder Parent is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Company to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Parent may disclose such information to such tribunal or governmental body or agency without liability hereunder.

            (D) All information furnished by Parent to the Company or its representatives pursuant hereto shall be treated as the sole property of Parent and, if the Merger shall not occur, the Company and its representatives shall return to Parent all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Company shall, and shall use its best efforts to cause its representatives to, keep confidential all such information. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (I) any information which (X) was already in the Company's possession prior to the disclosure thereof by Parent; (Y) was then generally known to the public; or (Z) was disclosed to the Company by a third party not bound by an obligation of confidentiality or (II) disclosures made as required by law. The Company shall give Parent prompt notice prior to making any such disclosure so that Parent may seek a protective order or other appropriate remedy prior to such disclosure. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Company is nonetheless, in the opinion of its counsel, compelled to disclose information concerning Parent to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Company may disclose such information to such tribunal or governmental body or agency without liability hereunder.

            7.3 STOCKHOLDER MEETINGS.

            (A) The Company shall take all steps necessary to obtain approval of this Agreement by its stockholders. The Company will, through its Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such board as reasonably determined by the Board after consultation with the Company's outside counsel, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement, and shall use its best efforts to obtain such stockholder approvals. The Company and Parent shall coordinate and cooperate with respect to the foregoing matters.

            (B) Parent shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable for the purpose of voting upon the approval of this Agreement. Parent will, through its Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such board as reasonably determined by the Board after consultation with Parent's outside counsel, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement, and shall use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such stockholder approvals. Parent and the Company shall coordinate and cooperate with respect to the foregoing matters.

            7.4 LEGAL CONDITIONS TO MERGER. Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable efforts (I) to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement including, without limitation, using their respective reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to cause any of the conditions to closing hereunder which are to be satisfied by such party to be so satisfied, and (II) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is necessary or advisable to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

            7.5 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or any of the Company's Subsidiaries as contemplated hereby, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

            7.6 ADVICE OF CHANGES.

            (A) The Company shall promptly advise Parent of any change, occurrence or event which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company or which it believes would or would be, reasonably likely to cause or constitute a material breach of any of the Company's representations, warranties or covenants contained herein. The Company will promptly notify Parent of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Company or any of its Subsidiaries, and will keep Parent fully informed of such events. From time to time prior to the Effective Time, the Company will promptly supplement or amend the Disclosure Schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII hereof, or the compliance by the Company with the covenants set forth herein.

            (B) Parent shall promptly advise the Company of any change, occurrence or event which has had, or could reasonably be expected to have, a Material Adverse Effect on Parent or which it believes would or would be, reasonably likely to cause or constitute a material breach of any of Parent's representations, warranties or covenants contained herein. Parent will promptly notify the Company of any material change in the normal course of business or in the operation of the properties of Parent or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Parent or any of its Subsidiaries, and will keep the Company fully informed of such events. From time to time prior to the Effective Time, Parent will promptly supplement or amend the Disclosure Schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII hereof, or the compliance by Parent with the covenants set forth herein.

            7.7 INDEMNIFICATION. Parent and Merger Sub agree that all rights to indemnification and/or exculpation from liability existing in favor of the present directors, officers and employees of the Company (solely in their capacities as such) or present directors of the Company serving or who served at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's certificate of incorporation or bylaws (each as in effect on the date hereof) with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and Parent agrees to cause the Surviving Corporation to comply fully with its obligations hereunder and thereunder.

            7.8 LETTER OF ACCOUNTANTS. Parent and the Company shall use reasonable efforts to cause KPMG, Parent's independent public accountants, to deliver to Parent, a letter to the effect that pooling-of-interests accounting is appropriate for the Merger if it is closed and consummated in accordance with this Agreement.

            7.9 ACCOUNTING MATTERS. Neither Parent, the Company nor any of their respective affiliates shall take or agree to take any action or fail to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests under GAAP. Without limitation of the foregoing, each party agrees that neither it nor its affiliates will, and it will direct its accountants not to, discuss with or make any written presentations to the SEC concerning the application of pooling-of-interests accounting, unless such party has provided to the other party a reasonable opportunity to participate fully in any such discussion or presentation. Each party shall promptly notify the other parties if at any time such party has knowledge of any fact or circumstance which causes such party to believe that KPMG will not be able to deliver the letter referred to in Section 7.8.

ARTICLE VIII. CONDITIONS PRECEDENT.

            8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (A) STOCKHOLDER APPROVALS. This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least a simple majority the outstanding shares of Company Common Stock entitled to vote thereon. This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least a simple majority the outstanding shares of Parent Common Stock entitled to vote thereon.

            (B) OTHER APPROVALS. All approvals of Governmental Entities required in connection with the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all notices required to be filed with any Governmental Entity in connection with the transactions contemplated hereby shall have been filed, and all notice periods and waiting periods required by law in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

            (C) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

            (D) POOLING-OF-INTERESTS ACCOUNTING TREATMENT. The Merger shall qualify for pooling-of-interests accounting treatment. Each officer, director and direct or indirect owner of more than 10% of the shares of Company Common Stock who receives shares of Parent Company Stock pursuant to this Agreement shall have entered into an agreement with Parent prohibiting the sale of any shares of Parent Company Stock received by them until such time as financial results of the Surviving Corporation covering at least 30 days of post-merger combined operations have been published (the "Restricted Period").

            8.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

            (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 8.2(a), such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

            (B) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (C) BURDENSOME CONDITIONS. All material conditions and requirements prescribed by applicable law and by the Requisite Regulatory Approvals to be satisfied by the Closing Date shall have been satisfied, and no Requisite Regulatory Approval shall have imposed any condition or requirement that is or would have become applicable to Parent or any Affiliate of Parent (including the Surviving Corporation or any of its Subsidiaries) after the Closing Date which Parent in its reasonable judgment determines would be materially burdensome upon the conduct of the business of Parent or any of its Affiliates or the business of the Company and its Subsidiaries, as such businesses have been conducted prior to the Closing Date.

            (D) LITIGATION RE TRANSACTION. There shall be no pending or threatened actions or proceedings by any Governmental Entity (or determinations by any Governmental Entity) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby.

            (E) CONSENTS. The Company and Parent shall have received: (I) all consents required from all Agencies in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to Parent;
(II) such other consents required from any Investor or other Person (other than an Agency); and (III) all other consents, approvals, waivers and other actions required from any Person in connection with any Company Contracts or otherwise shall have been obtained in form and substance reasonably satisfactory to Parent, except where the failure to obtain such consents, approvals, and waivers and to take such other actions, has not had and could not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation or its Subsidiaries following the Closing Date. The Company shall have properly filed all notices with such Agencies, Investors and Persons which are required as a result of the transactions contemplated hereby.

            (F) LEGAL OPINIONS. Parent shall have received the opinion of Bracewell & Patterson, L.L.P., counsel to the Company, dated the Closing Date, in form and substance customary for transactions of this type and satisfactory to Parent. Such counsel may rely upon the certificates of officers and directors of the Company and of public officials and on opinions of other counsel, reasonably acceptable to Parent, provided a copy of any such reliance opinion shall be attached as an exhibit to the opinion of such counsel. In rendering such opinion, such counsel may rely upon local or special counsel or upon representations contained in certificates and this Agreement.

            (G) DISSENTERS. The aggregate number of shares of Company Common Stock whose holders have perfected their rights to be Dissenting Shares shall be fewer than 1,000.

            (H) MATERIAL ADVERSE EFFECT ON THE COMPANY. Since the date hereof through the Closing Date, no Material Adverse Effect with respect to the Company and its Subsidiaries shall have occurred.

            (I) OFFICERS' CERTIFICATE. Parent shall have received a certificate dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company as to the satisfaction of the conditions set forth in Sections 8.2(a), (b), (d), (e), (f) and (h) hereof. Parent shall also have received a certificate dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that a true, complete and correct copy of the most recent quarterly financial statement of the Company is attached. Parent shall be reasonably satisfied as to the reserves set forth in such financial statement.

            (J) NON-COMPETITION AND EMPLOYMENT AGREEMENTS. Richard J. Gillen shall have entered into a mutually agreeable employment agreement with the Company.

            (K) ASSIGNMENT OF OPTIONS. Richard J. Gillen shall have assigned to the Company, or its designee, his options to acquire 100% of the issued and outstanding shares of JMC Title Agency, Inc. and Harbor Financial Insurance Agency, Inc.

            8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 8.3(a), such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent.

            (B) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent and Merger Sub shall have each performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (C) NO PENDING GOVERNMENTAL ACTIONS. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

            (D) LEGAL OPINION. The Company shall have received the opinion of Vander Woude & Istre, P.C., counsel to Parent, dated the Closing Date, in form and substance customary in transactions of this type and satisfactory to Company. Such counsel may rely upon the certificates of officers and directors of Parent and Merger Sub and of public officials, and on opinions of local counsel, reasonably acceptable to the Company, provided a copy of any such reliance opinion shall be attached as an exhibit to the opinion of such counsel. In rendering such opinion, such counsel may rely upon local or special counsel or upon representations contained in certificates and this Agreement.

            (E) OFFICERS' CERTIFICATE. The Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Operating Officer or Chief Financial Officer of Parent as to the satisfaction of the conditions set forth in Sections 8.3(a), (b), (c) and (f) hereof.

            (F) MATERIAL ADVERSE EFFECT ON PARENT. Since the date hereof through the Closing Date, no Material Adverse Effect with respect to Parent and its Subsidiaries shall have occurred.

            (G) DIRECTORSHIPS. Parent shall have nominated up to two (2) persons designated by the Company and approved by the Nominating Committee of the Board of Directors of Parent to serve on the Board of Directors of Parent.

            (H) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

            (I) TAX LEGAL OPINION. The Company shall have received an opinion from Bracewell & Patterson, L.L.P., dated the Effective Time, to the effect that
(I) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (II) the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (III) no gain or loss will be recognized by the Company as a result of the Merger; and (IV) no gain or loss will be recognized by any stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into Parent Common Stock. In rendering such opinion, such counsel may rely upon local or special counsel or upon representations contained in certificates and this Agreement.

ARTICLE IX. TERMINATION AND AMENDMENT.

            9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

            (A) by mutual consent of Parent and the Company in a written instrument; or

            (B) by either Parent or the Company upon written notice to the other party (I) 90 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (II) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement; or

            (C) by either Parent or the Company if the Merger shall not have been consummated on or before July 1, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

            (D) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if any approval of the stockholders of Parent or the Company required for the consummation of the Merger shall not have been obtained; or

            (E) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing, and which breach, individually or together with other such breaches, has had or could reasonably be expected to have a Material Adverse Effect on the breaching party; or

            (F) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto.

            9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (A) Sections 7.2(c), 7.2(d), 9.2 and 10.4 through 10.12, shall survive any termination of this Agreement, and (B) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved of or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

            9.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company's stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may (A) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (B) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (C) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            9.5 TERMINATION PAYMENT. If this Agreement is terminated by either Parent or the Company pursuant to Section 9.1(e) or (f) or because the conditions precedent to the obligations of Parent or the Company set forth in
Section 8.2 or 8.3 have not been satisfied or waived (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), then the terminating party shall be entitled to the sum of $100,000.00 as reimbursement for its time, effort and expense in pursuing the transactions contemplated by this Agreement and the other party shall promptly pay such sum by wire transfer of immediately available funds to such account as the terminating party shall designate.

ARTICLE X. GENERAL PROVISIONS.

            10.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be as soon as practicable after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto.

            10.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

            10.3 EXPENSES. Except as otherwise set forth herein, or required for pooling of interests accounting treatment, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

            10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (A)         if to Parent or Merger Sub, to:

                        FirstCity Financial Corporation
                        P.O. Box 8216
                        Waco, Texas  76714-8216
                        Attention:  Matt Landry, Jr.

                        with a copy to:

                        Vander Woude & Istre, P.C.
                        510 N. Valley Mills Drive, Suite 308
                        Waco, Texas  76710
                        Attention:  F. John Istre, III

                        and

            (B)         if to the Company, to:

                        Harbor Financial Group, Inc.
                        340 North Sam Houston Parkway East
                        Suite 100
                        Houston, Texas  77060
                        Attention:  Richard J. Gillen, President

                        with a copy to:

                        Bracewell & Patterson, L.L.P.
                        South Tower Pennzoil Place
                        711 Louisiana Street, Suite 2900
                        Houston, Texas  77002-2781
                        Attention:  Rick L. Wittenbraker

            10.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the words "to the Company's knowledge", "to the best of the Company's knowledge", or words to similar effect are used in this Agreement, the Company's knowledge shall be deemed to include the knowledge of its Subsidiaries.

            10.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

            10.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

            10.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

            10.9 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of Section 7.2(c) and in Section 7.2(d) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of Section 7.2(c) and
Section 7.2(d) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            10.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            10.11 PUBLICITY. Except as otherwise required by law or the rules of the National Association of Securities Dealers, so long as this Agreement is in effect, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

            10.12 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided herein (it being acknowledged that certain provisions are expressly intended to benefit the Company's stockholders, directors, officers and employees), this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                                  [END OF PAGE]

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have endorsed this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                             COMPANY:

                                             HARBOR FINANCIAL GROUP, INC.



                                             By: /s/ Richard J. Gillen
                                                 -------------------------
                                             Name: Richard J. Gillen
                                             Title: Chairman, President & CEO


                                             PARENT:

                                             FIRSTCITY FINANCIAL CORPORATION


                                             By: /s/ Matt Landry
                                                --------------------------
                                             Name:  Matt Landry
                                             Title: Executive Vice President



                                             MERGER SUB:

                                             HFGI ACQUISITION CORP.


                                             By: /s/ Matt Landry
                                                --------------------------
                                             Name: Matt Landry
                                             Title: Executive Vice President